Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 2 (333-164043) of our report dated February 22, 2010 relating to the financial statements of SS&C Technologies Holdings, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected historical financial data” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Hartford, Connecticut
February 25, 2010